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                                                                   EXHIBIT 10.50



[FEDERAL HOME LOAN BANK OF TOPEKA LETTERHEAD]         LINE OF CREDIT APPLICATION
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    STOCKHOLDER:       American Investors Life Insurance Company, Inc.
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    ADDRESS:           555 South Kansas Avenue
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                       Topeka, KS 66603
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The above-mentioned stockholder hereby applies to the Federal Home Loan Bank of
Topeka (FHLBank) for a line of credit. This line of credit, as with all other credit transactions, is subject to the maximum amount of credit available under the FHLBank's Credit Policy. A stockholder's maximum credit availability with the FHLBank is based on the lesser of the following:


    - FHLBank borrowings to total assets may not exceed 40 percent (55 percent with prior approval of the FHLBank president);
    - FHLBank credit obligations may not exceed the collateral lending value of loan assets identified on the Qualifying Collateral Determination
       (QCD) form, plus the lending value of the securities collateral delivered to the FHLBank or FHLBank-approved third-party custodian on behalf of the FHLBank;
    - Long-term borrowings from the FHLBank (original term greater than five years) may not exceed residential housing finance assets (RHFAs); and
    - Non-QTL stockholders are further limited in that total credit obligations may not exceed their RHFAs.

The line of credit, including the making of draws and amounts borrowed hereunder, is subject to and governed by the Advance, Pledge and Security Agreement between the FHLBank and the stockholder and the FHLBank's credit and collateral policies as published from time to time. All requests for draws or repayments must be processed through the FHLBank's Lending department. Failure to contact the Lending department could result in the request not being processed.

A request for a draw made after the cutoff time established by the FHLBank may be denied if, in the sole opinion of the FHLBank, insufficient funds are available to fully meet the draw. NOTWITHSTANDING THIS LINE OF CREDIT, THE FHLBANK WILL REFUSE TO HONOR A DRAW IF THE STOCKHOLDER WOULD NOT BE IN COMPLIANCE WITH THE FHLBANK'S CREDIT AND COLLATERAL POLICIES IMMEDIATELY AFTER THE DRAW WAS HONORED.

Amounts outstanding under this line of credit shall bear interest at the line of credit rate established by the FHLBank from time to time.

The undersigned representative has read and understands the credit and collateral policies of the FHLBank and certifies this stockholder to be in full compliance with the policies. Furthermore, the stockholder agrees to maintain full compliance with the policies, including any revisions and changes to same, while any debt extended under this line is outstanding.


                                BY:     /s/ Michael Miller
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                                           Authorized Signature

                                        Michael H. Miller, Exec. V.P.
                                        & General Counsel
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                                            Typed Name and Title

                                DATE:   April 12, 2000
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